EXHIBIT 99.16


        International Star, Inc. and Resolve Capital Funding Corp., Inc.
         Enter Into A Joint Venture Agreement On Detrital Wash Property

HENDERSON, Nev., January 12, 2006 (EWORLDWIRE) -- International Star, Inc. (OTCBB: ILST.OB) announced today that on January 10, 2006 it entered into a Joint Venture Agreement with Resolve Capital Funding Corporation, Inc., of Ontario, Canada, calling for the joint exploration and exploitation of International Star's rights in the Detrital Wash property, Mohave County, Arizona property.

The Agreement calls for the parties to form a joint company, Star-Resolve Detrital Wash, LLC, that will focus all of it's attention on bringing 1,280 acres in the Detrital Wash into production. Under the Agreement, International Star is contributing its rights and interests in the property to the Joint Venture in consideration for the receipt of 50% of the equity interest in the Joint Venture, and Resolve Capital is contributing CDN $600,000 in cash, as well as engaging the services of the geological engineering and mining consulting firm A.C.A. Howe International Limited, (http://www.acahowe.ca/) in consideration for its 50% of the equity interest in the Joint Venture. Resolve Capital will serve as the Managing Member of the Joint Venture, which will be established as a Nevada limited liability company.

Within thirty (30) days of the signing of the agreement, the two parties will complete the formation of Star-Resolve Detrital Wash, LLC. Within ninety (90) days, Star-Resolve will begin the permitting process with the Bureau of Land Management which oversees the Detrital Wash property. Within ninety (90) days of completion of the permitting process, Star-Resolve will begin production on the property. Resolve Capital will fund its contribution of CDN $600,000 towards the initial production costs, and each of International Star and Resolve Capital will be responsible for sharing any future costs in equal proportions. Profits and losses attributable to the Joint Venture will be allocated equally between International Star and Resolve Capital in accordance with an Operating Agreement to be entered into when the limited liability company is formed.

Denny Cashatt, president of International Star, commented "We are delighted to have come to terms with Resolve Capital to partner with us in the exploration and exploitation of this piece of our Detrital Wash property, which will allow us to better focus on exploration activities on our other Detrital Wash properties, as well as our Wikieup properties." Currently, there are no arrangements in place to enter into similar agreements on these other properties, or to raise specific capital for such purposes, and there can be no assurance that International Star will be able to raise sufficient capital to explore or exploit any of its other properties, or to meet future funding requirements under its agreement with Resolve Capital, should they arise.

The Joint venture Agreement does provide Resolve Capital with, among other things, a right of first refusal on the remaining Detrital Wash properties in the event that International Star should determine in future to bring in a joint venture partner to exploit, or to sell, all or any portion of the properties.

About International Star, Inc.
International Star, Inc. (OTCBB: ILST.BB) is based in Henderson, Nevada is an exploration stage company with no reserves or mining operations. Since 1998 it has been embarked on the acquisition of mineral claims, principally in Mohave County, Arizona. Currently International Star is focusing on the exploration of its Detrital Wash property, located near Marker 22 in Mohave County. More information about International Star can be obtained by contacting Mrs. Dottie Wommack McNeely by e-mail, at ir@istarnevada.com, or by calling her at (702) 897-5338.



Any statements made in this press release which are not historical facts contain certain forward-looking statements, as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.



These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements.


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